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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated October 8, 1999, included in this Form 10-K in the previously filed Registration Statements of IAT Resources Corporation on Form S-3 (No. 33-64595, 333-86167, 333-63897 and 333-62687) and Form S-8 (No. 333-71891 and 333-71885 and 333-68705).

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 13, 1999